Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of November 6, 2012 (this “Amendment”) is entered into among FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, a Georgia limited liability company (the “Company”), the Designated Borrowers party hereto, the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS the Company is party to that certain Credit Agreement dated as of June 22, 2011 by and among the Company, the Designated Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., in its capacity as Administrative Agent, L/C Issuer and Swing Line Lender (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.01 in the appropriate alphabetical order and shall read as follows:

“Add-On Term Loan” has the meaning specified in Section 2.01(d).

“Add-On Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Add-On Term Loan to the Company pursuant to Section 2.01(d), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Add-On Term Loan Commitments of all of the Lenders as in effect on the Second Amendment Effective Date is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

“Add-On Term Note” has the meaning specified in Section 2.11(a).

“Second Amendment Effective Date” means November 6, 2012.

(b) The definitions of “Aggregate Revolving Commitments,” “Applicable Percentage,” “Commitment,” “Joint Fee Letter,” “Loan” and “Note” in Section 1.01 are each hereby amended and restated in their entireties to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Second Amendment Effective Date is EIGHT HUNDRED FIFTY MILLION DOLLARS ($850,000,000).

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to such Lender’s portion of the outstanding Term Loan at any time, the percentage of the outstanding principal amount of the Term Loan held by such Lender at such time, (c) with respect to such Lender’s portion of the outstanding Incremental Term Loan at any time, the percentage of the outstanding principal amount of the Incremental Term Loan held by such Lender at such time and (d) with respect to such Lender’s portion of the outstanding Add-On Term Loan at any time, the percentage of the outstanding principal amount of the Add-On Term Loan held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender, the Term Loan Commitment of such Lender, the Incremental Term Loan Commitment of such Lender and/or the Add-On Term Loan Commitment of such Lender.

“Joint Fee Letter” means, collectively, (a) the letter agreement dated as of May 12, 2011 among the Parent, Bank of America, MLPFS, Wells Fargo Bank, N.A., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and J. P. Morgan Securities Inc. and (b) the letter agreement dated as of October 18, 2012 among the Parent, Bank of America, MLPFS, Wells Fargo Bank, N.A., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and J. P. Morgan Securities Inc.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, Swing Line Loan, the Term Loan, the Add-On Term Loan or any Incremental Term Loan.

“Note” or “Notes” means the Revolving Notes, the Swing Line Note, the Term Notes, the Incremental Term Notes and/or the Add-On Term Notes, individually or collectively, as appropriate.

(c) The introductory clause before the pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Applicable Rate” means (a) with respect to the Incremental Term Loan, the percentage(s) per annum set forth in the Incremental Term Lender Joinder Agreement and (b) with respect to Revolving Loans, the Term Loan, the Add-On Term Loan, Swing Line Loans, Letters of Credit and the Commitment Fee, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

(d) Clause (d) of the definition of “Interest Period” in Section 1.01 is hereby amended and restated in its entirety to read as follows:

(d) no Interest Period with respect to the Term Loan or the Add-On Term Loan shall extend beyond the Maturity Date; and

(e) A new Section 2.01(d) is hereby added to the Credit Agreement to read as follows:

(d) Add-On Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Add-On Term Loan”) to the Company in Dollars on the Second Amendment Effective Date in an amount not to exceed such Lender’s Add-On Term Loan Commitment. Amounts repaid on the Add-On Term Loan may not be reborrowed. The Add-On Term Loan may consist of Base Rate Loans or Eurocurrency Rate Loans or a combination thereof, as further provided herein.

(f) The sum “ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000)” appearing in clause (x) of Section 2.02(f)(i) is hereby deleted and the sum “TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000)” is hereby substituted in lieu thereof.

(g) The sum “ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000)” appearing in clause (x) of Section 2.02(f)(ii) is hereby deleted and the sum “TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000)” is hereby substituted in lieu thereof.

(h) Clause (H) of Section 2.02(f)(ii) is hereby amended and restated in its entirety to read as follows:

(H) the Applicable Rate of the Incremental Term Loan shall be as set forth in the Incremental Term Loan Joinder Agreement, provided, that, in the event that the Applicable Rate for the Incremental Term Loan is more than twenty five basis points (0.25%) greater than the Applicable Rate for the Term Loan and the Add-On Term Loan, the Applicable Rate for the Term Loan and the Add-On Term Loan shall be increased such that the Applicable Rate for the Term Loan and the Add-On Term Loan is twenty five basis points (0.25%) less than the Applicable Rate for the Incremental Term Loan. For purposes of determining the Applicable Rate for the Incremental Term Loan, the Term Loan and the Add-On Term Loan in order to determine whether the Applicable Rate of the Incremental Term Loan exceeds the Applicable Rate of the Term Loan and the Add-On Term Loan by more than twenty five basis points (0.25%), (i) original issue discount and upfront fees (which shall be deemed to constitute like amounts of original issue discount), if any, payable by the Company to the Lenders of the Term Loan, the Lenders of the Add-On Term Loan or the Lenders of the Incremental Term Loan, in each case, in connection with the respective initial primary syndication thereof, shall be included (it being agreed that original issue discount, if any, shall be equated to such interest rates based on an assumed four year life-to-maturity of the Term Loan, Add-On Term Loan or the Incremental Term Loan, as the case may be), (ii) customary arrangement fees paid to any arranger in connection with the Term Loan, the Add-On Term Loan or the Incremental Term Loan shall be excluded and (iii) if the Incremental Term Loan includes an interest rate floor greater than the interest rate floor applicable to the Term Loan and the Add-On Term Loan, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Rate for the Term Loan and the Add-On Term Loan shall be required, to the extent an increase in the interest rate floor for the Term Loan and the Add-On Term Loan would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Term Loan and the Add-On Term Loan shall be increased by such amount;

(i) Section 2.05(a)(i) is hereby amended and restated in its entirety to read as follows:

(i) Revolving Loans, Term Loan, Add-On Term Loan and Incremental Term Loan. Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans, the Term Loan, the Add-On Term Loan and/or the Incremental Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) and currencies of Loans to be prepaid and whether the Loans to be prepaid are the Revolving Loans, the Term Loan, the Add-On Term Loan and/or the Incremental Term Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Each such prepayment of the Term Loan, the Add-On Term Loan and the Incremental Term Loan shall be applied to the Term Loan, the Add-On Term Loan and the Incremental Term Loan on a pro rata basis, in each case ratably to the remaining principal amortization payments of the Term Loan, the Add-On Term Loan and the Incremental Term Loan until the Term Loan, the Add-On Term Loan and the Incremental Term Loan have been paid in full.

(j) Clause (B) of Section 2.05(b)(iv) is hereby amended and restated in its entirety to read as follows:

(B) with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) and (iii), first pro rata to the Term Loan, the Add-On Term Loan and the Incremental Term Loan (in each case, ratably to the remaining principal amortization payments), then (after the Term Loan, the Add-On Term Loan and the Incremental Term Loan have been paid in full) to the Revolving Loans and Swing Line Loans and then (after all Revolving Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations (without a corresponding permanent reduction in the Aggregate Revolving Commitments).

(k) A new Section 2.07(e) is hereby added to the Credit Agreement to read as follows:

(e) Add-On Term Loan. The Company shall repay the outstanding principal amount of the Add-On Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may be adjusted from time to time as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
December 31, 2012	$3,125,000
March 31, 2013	$3,125,000
June 30, 2013	$3,125,000
September 30, 2013	$6,250,000
December 31, 2013	$6,250,000
March 31, 2014	$6,250,000
June 30, 2014	$6,250,000
September 30, 2014	$6,250,000
December 31, 2014	$6,250,000
March 31, 2015	$6,250,000
June 30, 2015	$6,250,000

September 30, 2015	$12,500,000

December 31, 2015	$12,500,000

March 31, 2016	$12,500,000

Maturity Date	Outstanding Principal Balance of Add-On Term Loan

(l) The penultimate sentence of Section 2.11(a) is hereby amended and restated to read as follows:

Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C (a “Revolving Note”), (ii) in the case of Swing Line Loans, be in the form of Exhibit D (a “Swing Line Note”), (iii) in the case of the Term Loan, be in the form of Exhibit E-1 (a “Term Note”), (iv) in the case of the Incremental Term Loan, be in the form of Exhibit E-2 (an “Incremental Term Note”) and (v) in the case of the Add-On Term Loan, be in the form of Exhibit E-3 (an “Add-On Term Note”).

(m) Section 7.11 is hereby amended and restated in its entirety to read as follows:

7.11 Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance certain existing Indebtedness, (b) to finance working capital and capital expenditures, (c) to finance Permitted Acquisitions, other Investments permitted by Section 8.02 and Restricted Payments permitted by Section 8.06 and (d) for other general corporate purposes; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

(n) Section 8.06(c) is hereby amended and restated in its entirety to read as follows:

(c) the Parent may declare and make Restricted Payments so long as (i) on a pro forma basis both before and after giving effect thereto, (x) the Consolidated Leverage Ratio shall not be greater than 3.00:1.00 and (y) the Loan Parties shall otherwise be in compliance with the financial covenants set forth in Section 8.11 and (ii) no Default or Event of Default shall exist or result therefrom; and

(o) Clause (B) of Section 11.06(b)(i) is hereby amended and restated in its entirety to read as follows:

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of an assignment of Revolving Loans and $1,000,000 in the case of an assignment of Term Loans, Add-On Term Loans or Incremental Term Loans unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(p) Clause (B) of Section 11.06(b)(ii) is hereby amended and restated in its entirety to read as follows:

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan, Add-On Term Loan or Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(q) The cover page of the Credit Agreement is hereby amended to (i) insert a “,” immediately following “PNC BANK, NATIONAL ASSOCIATION”, (ii) delete “and” immediately before and above “LLOYDS TSB BANK PLC” and delete “,” immediately thereafter and (iii) insert the following phrase immediately following “LLOYDS TSB BANK PLC”:

“and

REGIONS BANK,”

(r) Schedule 2.01 attached to the Credit Agreement is hereby deleted and Schedule 2.01 attached hereto is hereby attached to the Credit Agreement in substitution therefor.

(s) A new Exhibit E-3 in the form of Exhibit E-3 attached hereto is hereby added to the Credit Agreement, and the listing of Exhibits following the table of contents to the Credit Agreement is hereby amended accordingly.

2. Conditions Precedent. This Amendment shall be effective upon, and the obligation of the Lenders to make the Add-On Term Loan under the Credit Agreement (as amended hereby) shall be subject to, satisfaction of the following conditions precedent:

(a) Receipt by the Administrative Agent of counterparts of this Amendment duly executed by a Responsible Officer of the Company, the Designated Borrowers and the Guarantors, by the Required Lenders, by each Lender providing a new Revolving Commitment, by each Lender increasing its Revolving Commitment pursuant to this Amendment and by each Lender with an Add-On Term Loan Commitment.

(b) Receipt by the Administrative Agent of (i) an Add-On Term Note, duly executed by a Responsible Officer of the Company, in favor of each Lender with an Add-On Term Loan Commitment that has requested an Add-On Term Note and (ii) a Revolving Note, duly executed by a Responsible Officer of the Company, in favor of each Lender providing a new Revolving Commitment that has requested a Revolving Note.

(c) Receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company, in form and substance satisfactory to the Administrative Agent and its legal counsel, (i) certifying that the Organization Documents of each Loan Party delivered on the Closing Date (or, with respect to the Designated Borrowers party to this Amendment, on March 13, 2012) have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Second Amendment Effective Date, (ii) attaching resolutions of each Loan Party approving and adopting this Amendment and the transactions contemplated herein, authorizing the execution, delivery and performance of this Amendment and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Second Amendment Effective Date (such resolutions to be in form and substance satisfactory to the Administrative Agent and its legal counsel) and (iii) certifying as to the matters set forth in Sections 2(e) and 3(c) of this Amendment.

(d) Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the date of this Amendment, in form and substance satisfactory to the Administrative Agent.

(e) There shall not have occurred, since the date of the financial statements most recently delivered to the Administrative Agent pursuant to subsections (a) and (b) of Section 7.01 of the Credit Agreement, any event or circumstance that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f) Receipt by the Administrative Agent, the Arrangers and the Lenders of all fees and expenses required to be paid on or before the Second Amendment Effective Date.

All capitalized terms used in this Section 2 and not otherwise defined in this Amendment shall have the meanings given to such terms in the Credit Agreement as amended hereby.

3. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.

(b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment and the incurrence of Indebtedness and other transactions contemplated thereby, (ii) affirms all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c) Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i) The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not (A) contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (I) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (II) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law.

(ii) This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms.

(iii) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Credit Agreement as amended hereby.

(iv) The representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 3(c)(iv), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01 of the Credit Agreement.

(v) No Default has occurred and is continuing or would result from the incurrence of Indebtedness contemplated by this Amendment or the application of the proceeds thereof.

(vi) The Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the date of this Amendment that are required to become Guarantors pursuant to the Credit Agreement.

(d) By executing this Amendment, each Lender identified as a New Lender on the signature pages hereto and having an Add-On Term Loan Commitment and/or a Revolving Commitment hereby ratifies the terms and conditions of the Credit Agreement and agrees to be bound by all of the terms and conditions of the Credit Agreement.

(e) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment.

(f) This Agreement is a Loan Document for all purposes.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AMENDMENT SHALL BE FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF SECTIONS 11.14 AND 11.15 OF THE CREDIT AGREEMENT, THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH HEREIN.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, a Georgia limited liability company
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
DESIGNATED BORROWERS:	FLEETCOR UK ACQUISITION LIMITED, a private limited company registered in England and Wales
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
ALLSTAR BUSINESS SOLUTIONS LIMITED, a private limited company registered in England and Wales
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
GUARANTORS:	FLEETCOR TECHNOLOGIES, INC., a Delaware corporation
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
CFN HOLDING CO., a Delaware corporation
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
CLC GROUP, INC., a Delaware corporation
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
CORPORATE LODGING CONSULTANTS, INC., a Kansas corporation
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
CREW TRANSPORTATION SPECIALISTS, INC., a Kansas corporation
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
MANNATEC, INC., a Georgia corporation
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer
FLEETCOR FUEL CARDS LLC, a Delaware limited liability company
By: /s/ Steve Pisciotta

Name: Steve Pisciotta Title: Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Ryan Maples

Name: Ryan Maples Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer
By: /s/ Ryan Maples

Name: Ryan Maples Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Brian L. Martin

Name: Brian L. Martin Title: Senior Vice President
JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Robert D. Bryant

Name: Robert D. Bryant Title: Vice President :
PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Susan J. Dimmick

Name: Susan J. Dimmick Title: Senior Vice President
LLOYDS TSB BANK PLC, as a Lender
By: /s/ Stephen Giacolone

Name: Stephen Giacolone Title: Assistant Vice President- G011 :
By: /s/ Candi Obrentz

Name: Candi Obrentz

Title: Vice President- C001

BARCLAYS BANK PLC,

as a Lender

By: /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Robert W. Boswell
Name: Robert W. Boswell
Title: Senior Vice President

REGIONS BANK,

as a Lender

By: /s/ David Sozio
Name: David Sozio
Title: Managing Director/SVP

GOLDMAN SACHS BANK USA,

as a Lender

By: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

RBS CITIZENS, N.A.,

as a Lender

By: /s/ Judith A. Huckins
Name: Judith A. Huckins
Title: Vice President

BRANCH BANKING & TRUST COMPANY,

as a Lender

By: /s/ Robert T. Barnaby
Name: Robert T. Barnaby
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as a Lender

By: /s/ Blake Wright
Name: Blake Wright
Title: Managing Director

By: /s/ Mike McIntyre
Name: Mike McIntyre
Title: Director

SYNOVUS BANK,

as a Lender

By: /s/ William C. Buchly
Name: William C. Buchly
Title: Relationship Manager Corporate Banking

COMPASS BANK,

as a Lender

By: /s/ W. Brad Davis
Name: W. Brad Davis
Title: Senior Vice President

COMMUNITY & SOUTHERN BANK,

as a Lender

By: /s/ Thomas A. Bethel
Name: Thomas A. Bethel
Title: Corporate Banking Manager

RAYMOND JAMES BANK, N.A.

as a Lender

By: /s/ Joseph A. Ciccolini
Name: Joseph A. Ciccolini
Title: Vice President—Senior Corporate Banker

NEW LENDER:	TD BANK N.A., as a Lender
By: /s/ Craig Welch

Name: Craig Welch Title: Senior Vice President

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

		APPLICABLE				APPLICABLE
		PERCENTAGE OF		APPLICABLE		PERCENTAGE OF
		REVOLVING		PERCENTAGE OF TERM	ADD-ON TERM LOAN	ADD-ON TERM LOAN
LENDER	REVOLVING COMMITMENT	COMMITMENT	TERM LOAN COMMITMENT	LOAN COMMITMENT	COMMITMENT	COMMITMENT	TOTAL COMMITMENT
Bank of America, N.A.	$154,166,666.66	18.137254901%	$40,625,000.04	14.444444458%	$67,500,000.00	27.000000000%	$262,291,666.70

Wells Fargo Bank, N.A.	$117,916,666.67	13.87254902%	$40,624,999.98	14.444444437%	$31,250,000.00	12.500000000%	$189,791,666.65

JPMorgan Chase Bank, N.A.	$84,500,000.00	9.94117647%	$28,125,000.00	10.000000000%	$24,500,000.00	9.800000000%	$137,125,000.00

PNC Bank, National Association	$69,718,750.00	8.202205882%	$26,250,000.00	9.333333333%	$13,718,750.00	5.487500000%	$109,687,500.00

Lloyds TSB Bank plc	$64,000,000.00	7.529411764%	$20,625,000.00	7.333333333%	$20,000,000.00	8.000000000%	$104,625,000.00

Barclays Bank PLC	$49,000,000.00	5.764705882%	$108,173.07	0.038461536%	$0.00	0.000000000%	$49,108,173.07

KeyBank National Association	$54,000,000.00	6.352941176%	$22,968,750.00	8.166666666%	$5,000,000.00	2.000000000%	$81,968,750.00

Regions Bank	$71,031,250.00	8.356617647%	$20,625,000.00	7.333333333%	$18,031,250.00	7.212500000%	$109,687,500.00

Goldman Sachs Bank USA	$25,000,000.00	2.94117647%	$0.000000000	0.000000000%	$0.00	0.000000000%	$25,000,000.00

RBS Citizens, N.A.	$36,333,333.33	4.274509803%	$19,375,000.02	6.888888896%	$15,000,000.00	6.000000000%	$70,708,333.35

Branch Banking & Trust Company	$18,000,000.00	2.117647058%	$16,057,692.32	5.709401713%	$0.00	0.000000000%	$34,057,692.32

Credit Agricole Corporate & Investment Bank	$28,000,000.00	3.294117647%	$8,437,500.00	3.000000000%	$10,000,000.00	4.000000000%	$46,437,500.00

Synovus Bank	$17,166,666.67	2.019607843%	$9,687,499.98	3.444444437%	$2,500,000.00	1.000000000%	$29,354,166.65

Compass Bank	$22,000,000.00	2.588235294%	$5,625,000.00	2.000000000%	$10,000,000.00	4.000000000%	$37,625,000.00

Community & Southern Bank	$6,666,666.67	.784313725%	$3,124,999.98	1.111111104%	$0.00	0.000000000%	$9,791,666.65

Raymond James Bank, N.A.	$0.00	0.000000000%	$9,375,000.00	3.333333333%	$0.00	0.000000000%	$9,375,000.00

Mega International Commercial Bank	$0.00	0.000000000%	$9,615,384.61	3.418803416%	$0.00	0.000000000%	$9,615,384.61

TD Bank N.A.	$32,500,000.00	3.823539411%	$0.00	0.000000000%	$32,500,000.00	13.000000000%	$65,000,000.00

TOTAL	$850,000,000.00	100.000000000%	$281,250,000.00	100.000000000%	$250,000,000.00	100.000000000%	$1,381,250,000.00

Exhibit E-3

FORM OF ADD-ON TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to      or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Add-On Term Loan made by the Lender to the Borrower under that certain Credit Agreement dated as of June 22, 2011 (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) among FleetCor Technologies Operating Company, LLC, FleetCor Technologies, Inc. and the other Guarantors from time to time party thereto, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Add-On Term Loan from the date of the Add-On Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars and in Same Day Funds at the Administrative Agent’s Office for Dollars. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Add-On Term Note is one of the Add-On Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Add-On Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Add-On Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Add-On Term Note and endorse thereon the date, amount and maturity of its Add-On Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Add-On Term Note.

THIS ADD-ON TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC,
a Georgia limited liability company

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer